Exhibit 10.38

LEASE AGREEMENT

LANDLORD: BRILL & SHARMA EQUITIES

TENANT: PENNSYLVANIA SCHOOL OF BUSINESS

406 W Hamilton St.

Allentown Pennsylvania

TERM:5 years

COMMENCING: June 1, 2005

TERMINATING: May 31, 2010

LEASE AGREEMENT

THIS LEASE AGREEMENT (Lease) made this day of April, 2005, by and between Brill & Sharma Equities, or its assigns, equitable owner of the Building as hereinafter defined, hereinafter sometimes referred to as Landlord:

AND

PENNSYLVANIA SCHOOL OF BUSINESS, hereinafter sometimes referred to as Tenant.

WITNESSETH:

1. PREMISES:

Landlord hereby leases to Tenant, which does hereby rent from Landlord, that certain area being all of the first floor, second and third floors (with Commencement Dates for the floors as set forth herein) of 406 W Hamilton St, Allentown, Pennsylvania, (the lot and existing building hereinafter referred to as the "Building"), excluding only common area space; said area hereinafter sometimes being referred to as the Demised Premises. Said Demised Premises are outlined in bold line on the drawing annexed hereto as Exhibit "A" and expressly made a part hereof; said Exhibit "A".

2. TERM:

a. This Lease shall be for a period of five (5) years, (the Term), and shall commence on June 1, 2005, (the Commencement Date). Such Term shall be for the number of years above set forth but, notwithstanding anything to the contrary herein contained, such Term shall expire at midnight on May 31, 2010 (the Termination Date) unless sooner terminated as hereinafter provided.

b. Tenant shall have the right to enter the Demised Premises to construct the Tenant Improvements as set forth in Section 8a upon execution of this Lease. If the Demised Premises or portion thereof are completed and ready for occupancy prior to the Commencement Date, then Tenant shall have the right to occupy and use the same. If the Third Floor of the Demised Premises is, through no fault of Tenant and Tenant has diligently pursued obtaining necessary permits, licenses and approvals, not completed by September 1, 2005, then Tenant may, with the consent of Landlord, enter and take such area as is ready for occupancy, with Tenant completing Tenant Improvements during normal construction time, or the rent shall proportionately abate per diem until Landlord is able to give complete occupancy and all necessary permits, licenses and approvals have been obtained, but not later than January 1, 2006. Landlord shall not be liable for any damage due to delay in completion of the Demised Premises or any improvement or the inability to timely obtain all necessary permits, licenses and approvals, except as hereinafter explicitly set forth.

c. Unless the Term shall be extended by a writing executed by Landlord and Tenant, this Lease shall automatically terminate on the Termination Date without the necessity of any notice from either Landlord or Tenant, and Tenant hereby waives notice to vacate the Demised Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Demised Premises from a Tenant holding over to the same effect as if statutory notice had been given. For the period of three (3) months prior to Termination Date, Landlord shall have the right to cause the showing of the Demised Premises to prospective tenants during normal business hours.

d. If Tenant shall be in possession of the Demised Premises after the Termination Date in the absence of any agreement extending the Term hereof, the tenancy under this Lease shall be from one (1) month to one (1) month, terminable by either party hereto on thirty (30) days' prior written notice to the other. All terms set forth herein shall prevail during the one month tenancies above set forth.

e. Acceptance of rental and other charges by Landlord after the expiration or earlier termination of this Lease shall not constitute consent to a holdover or result in a renewal except as otherwise expressly provided by the parties in writing.

3. USE OF THE PREMISES:

Tenant shall use the Demised Premises solely for the conduct of operation of a post secondary educational institution; student, faculty or other involved party housing and such use as Tenant determines for the existing kitchen area and for no other purpose whatsoever. However, Landlord agrees that it shall not unreasonably withhold, condition or delay its consent to a request by Tenant to change the use of part or all of the Demised Premises, provided such change in use is in compliance with all applicable laws, does not interfere with the use and enjoyment by Landlord and other tenants of the rest of the Building and does not violate any other leases with respect to the Building in which Landlord shall have entered subsequent to the date of this Lease .

4. RENTALS PAYABLE:

a. BASE RENT: Tenant covenants and agrees to pay to Landlord, as rental for the Demised Premises, for the Term beginning with the Commencement Date and terminating on the Termination Date, the base monthly sum of Nine Thousand ($9,000.00) Dollars for the period of June 1 to August 31 and Fifteen Thousand ($15,000.00.) Dollars per month commencing September 1, 2005, payable in advance on or before the first day of each calendar month during the term of this Lease. If the obligation of Lessee to pay rent hereunder begins on a day other than the first day of the month, rent from such date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30) of the fixed monthly rental for each day payable on the Commencement Date.

b. ADDITIONAL RENT: Tenant shall pay to Landlord as additional rent, Tenant's proportionate share (as determined below) of the following expenses:

i. The real estate taxes assessed for the Property of which the Building forms a part and the cost of elevator maintenance, to be prorated on a per floor basis with Tenant's initial share being 2/8 on the Commencement Date and 3/8 as of September 1, 2005; and

ii. Tenant's proportionate share of the following utility charges: the cost of electric, gas, sewer utility service and public water costs provided by Landlord for the Building. All items shall be prorated on a per occupied floor of the Building, with the first floor being a ½ floor, after deducting the fair and reasonable charges related to unoccupied space in the Building, to be mutually determined by landlord and Tenant.

iii. At Landlord's option, from time to time during the Term, Landlord may submit to Tenant a statement of Landlord's estimate of such items as described above which will accrue during the balance of the current or impending year and commencing on the first day of the month after delivery of such statement. Tenant shall pay Landlord monthly, as additional rent, an amount equal to Tenant's estimated share of such items payable equally over the remaining number of months in such year. Within thirty (30) days after the expiration of such year, Landlord shall submit a statement showing the determination of the actual expenses and Tenant's proportionate share of such actual expenses. If such statement shows that Tenant's monthly payments pursuant to this paragraph exceed Tenant's share of the actual expenses incurred for such preceding year, then Tenant may deduct such overpayments from its next payment of rent, or, if more than one months rent or if after the end of the Term, the overpayment shall be refunded to Tenant with the delivery of the statement of actual expenses. If such statement shows that Tenant's share of the actual expenses exceeds Tenant's monthly payments for such preceding year, then Tenant shall within ten (10) days pay the total amount of such deficiency to Landlord. Any payment to be made pursuant to this Subsection (b) with respect to the expenses in which the Term commences or ends (unless the Term commences on the first day of such year, or ends on the last day of such year, respectively) shall be prorated. The termination of this Lease shall not affect the obligations of

Landlord and Tenant pursuant to this subparagraph to be performed after such termination

5 PAYMENT OF RENTALS:

a. All rentals and charges agreed to be paid as rentals are payable on the date when due (the first day of each month in advance - or specified date for special charges hereunder) in currently available funds. All rental and charges shall be payable, without prior notice or demand, at the address hereinafter set forth for the giving of notice to Landlord.

b. Payment of rental shall be due on the 1st day of each month, in advance; all invoices for additional services or rental are due as set forth in the invoice.

6. SECURITY DEPOSIT:

Tenant shall have paid to Landlord, either before or concurrently with the execution of this Lease, a deposit in the amount of Nine Thousand ($9,000.00); and an additional amount of Six Thousand ($6,000) Dollars upon Tenant taking occupancy in accordance with Section 2b of the third floor. This Security Deposit shall be held by Landlord during the Term and any renewal term, if applicable, of the Lease and applied, as required, to satisfy any obligations of Tenant hereunder not otherwise timely satisfied by Tenant.

In furtherance hereof, Tenant hereby grants to Landlord a security interest in the cash comprising the Security Deposit from time to time, together with the proceeds thereof, to secure the prompt payment as and when due of all covenants, agreements and conditions of Tenant now or hereafter required under the Lease. If Tenant shall fully and faithfully comply with all of the covenants, agreement and conditions of the Lease, the balance of such Security Deposit shall promptly be paid to Tenant and the security interest granted herein shall terminate. It is understood that no part of any Security Deposit is to be considered as the last rental due under the terms of this Lease

7. OWNER/MORTGAGEE RIGHTS:

a. Landlord as used herein shall include the Landlord named above as well as its heirs, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had had he originally signed this Lease as Landlord. Any such person or entity, whether or not named herein, shall automatically be relieved of any and all obligations of Landlord occurring from and after the date of the exchange or other transfer of his interest in the Building provided such heirs, successor(s) and/or assign(s), as the case may be, assume, in writing, such obligations.

b. At Landlord's option, this Lease shall become subordinate to any mortgage, deed of trust, ground or master lease, sale-leaseback transaction or other security instrument (any one or more of the foregoing individually or collectively called an "Encumbrance") which shall hereafter be placed on the Property, provided that Landlord obtains from the holder of the Encumbrance placed against the Property, a subordination, non-disturbance and attornment agreement in recordable form which provides, among other things, that in the event of any foreclosure, sale under a power of sale, ground or master lease termination or transfer in lieu of any of the foregoing or the exercise of any other remedy pursuant to any such Encumbrance (a) Tenant's use, possession and enjoyment of the Demised Premises shall not be disturbed and this Lease shall continue in full force and effect so long as Tenant is not in default hereunder, and (b) this Lease shall automatically become a direct lease between any successor to Landlord's interest, as landlord, and Tenant as if such successor were the Landlord originally named hereunder. Such non-disturbance agreement shall be in a form reasonably acceptable to the holder of the Encumbrance, Tenant and Tenant's counsel. Landlord covenants and agrees to obtain from the holders of all Encumbrances now having an interest in the Property superior to the interest of Tenant hereunder, a non-disturbance agreement in a form reasonably acceptable to the holder of the Encumbrance, Tenant and Tenant's counsel and the obtaining of such an agreement by Landlord shall be a condition precedent

to the Commencement Date of this Lease. This subordination shall be self-executing, but Tenant agrees to execute such other document(s) as may be required to subordinate this Lease.

c. Notwithstanding anything to the contrary set forth in this Lease, Tenant hereby attorns and agrees to attorn to any person, firm, corporation or other type entity purchasing or otherwise acquiring the Demised Premises or any interest therein at any sale or other transfer including any proceeding or other exercise of any rights, powers or remedies under any mortgages or deeds of trust as if such person, firm or corporation or other entity had been named as Landlord herein under the then existing terms and conditions of the Lease provided, however, if the acquiring party is a mortgagee, Tenant's attornment hereunder is subject to the execution by Tenant and such mortgagee of a Non-Disturbance Agreement containing commercially reasonable provisions.

8. LEASEHOLD IMPROVEMENTS:

a. Tenant, at its sole cost and expense, shall substantially complete or cause to be substantially completed on or before the date specified in the work letter attached as Exhibit "B" and made a part hereof, the tenant work (the "Tenant Work") described in Exhibit "B," including, without limitation, additions, alterations or modifications to the Demised Premises required by Tenant (sometimes herein called "Tenant Leasehold Improvements"). Tenant Leasehold Improvements shall be constructed in a good and workmanlike manner. Tenant may install furniture, fixtures, equipment, machinery, and other goods which either are unaffixed to the Demised Premises or affixed and Tenant shall be responsible for the cost to repair the Demised Premises upon removal ("Tenant's Removable Property"). The furniture and fixtures currently located in the Demised Premises shall at Tenant's option remain in the Demised Premises.

b. Any materialman, laborer or contractor employed by or acting through Tenant for work in or to be installed upon the Demised Premises or in the Building shall agree, in writing, not to place a lien upon the premises of which the Demised Premises forms a part; and if any such lien shall at any time be filed, Tenant, within ten (10) days after notice of the filing thereof, shall cause it to be discharged of record by payment, deposit, bond, order or a court of competent jurisdiction or as otherwise provided by law or post sufficient bond or deposit. If Tenant shall fail to cause such lien to be discharged or bonded within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding or other proceedings. Any amount so paid by Landlord plus all of Landlord's costs and expenses associated therewith, shall be paid by Tenant to Landlord on demand, with interest thereon at rate set forth for unpaid rental from the due date until paid.

9. EXTERIOR SIGN:

Tenant shall have use of one half of the existing outdoor free standing sign located next to the Building. If there is no other Tenant and Landlord is not advertising rental of apartments in the Building, Tenant shall have use of the entire sign, subject to the obligation to reduce usage to one-half upon Landlord leasing to another tenant or leasing apartments in the Building. Tenant shall also have the right to install one or more additional signs on the outside of the Building, subject to applicable zoning requirements, and provided that such sign shall be first approved by Landlord which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall have the right to install a sign in the second floor lobby area opposite the entry doors and such other signs on other floors that it is leasing as it sees fit. Tenant shall have the right to use the existing flag poles on the Building for school flags and to hang banners subject to applicable zoning requirements, and provided that such sign, flags or banners shall be first approved by Landlord which approval shall not be unreasonably withheld, delayed or conditioned.

10. REPAIRS

a. Landlord, at its sole cost and expense, in a good and workmanlike manner and in accordance with all applicable laws, will make all repairs, replacements, renewals, improvements, additions and maintenance (collectively "Repairs") to and will keep in good order and repair all structural components of the Demised Premises, the Building and the systems servicing or otherwise a part of same, including roof, foundation, walls, parking lot, gutters, fascia, pipes, mains, ducts, conduits, utility lines, wires, floor, slabs, frames, columns, superstructure, insulation, masonry, siding, plumbing, electrical, elevators, heating and air conditioning, and ventilation; provided that the damage which Landlord is called upon to restore shall not have been caused by the negligence of Tenant or those acting for or under it in which event Tenant shall pay the costs of such Repair.

In the event Landlord fails to perform any such Repairs it is obligated to perform hereunder, and such failure continues for ten (10) days after written notice by Tenant to Landlord, Tenant may, in addition to any other rights or remedies to which it is entitled under applicable law, perform or retain others to perform such Repairs and offset the cost thereof against Base Rent, Additional Rent or other amounts due or that become due to Landlord.

b. Tenant will keep the interior of the Demised Premises in good order and repair and will make all Repairs thereto at its own expense except to the extent such Repairs are the obligation of Landlord as provided in paragraph 10a; and Tenant will surrender the Demised Premises at the expiration of the Term or at such other time as it may properly vacate the Demised Premises in as good condition as when received, excepting depreciation caused by ordinary wear and tear, damage by fire not due to Tenant or by those acting by, under or through Tenant, unavoidable accident or Act of God.

c. Notwithstanding any other provisions of this Lease, Landlord, and not Tenant, shall be liable for any and all interior Repairs to the Building which may result from any structural failure of the Building unless caused solely and directly by the negligence of Tenant or by those acting for or under Tenant in which event Tenant shall be responsible therefor.

d. Tenant shall be responsible for Repairs to the extent that repair is required solely and directly as a result of conduct of Tenant, its employees and agents, and invitees, including its students.

11. ADDITIONAL OBLIGATIONS OF TENANT:

In regard to its use and occupancy of the Demised Premises and common facilities:

a. Tenant, at its own expense, shall:

i. maintain the Demised Premises in a clean, orderly and sanitary condition;

ii. keep all equipment and operations free of excessive vibration and noise which may be transmitted beyond the Demised Premises;

iii. comply with all laws, ordinances and regulations of governmental authorities and with the recommendation of the Fire Underwriters Rating Bureau now or hereafter promulgated;

iv. repair any damage to the Building or to the Demised Premises caused or occasioned by bringing in or removing any property for Tenant's use or otherwise by Tenant or its employees or agents.

b. Tenant shall not and will not:

i. place or maintain any trash, refuse or other articles in any corridor or entry of the Building, and

shall place the same only where designated by Landlord.

ii. use or permit the use of any area of the Demised Premises for any unlawful purpose or for any purpose not specified in Section 3 of this Lease;

iii. cause any excessive noise or odor greater than normal for the operation allowed to emanate from the Demised Premises:

12. COMMON FACILITIES:

a. The common facilities which may be furnished by Landlord in or near the Building for the general use of Tenant and its business invitees in common with all other tenants of Building including, without limitation, the parking areas, loading areas, delivery ways, outside unpaved areas, stairways, elevators, lighting facilities, hallway heating and air-conditioning equipment, common hallway toilet facilities and other areas and improvements, shall, at all times, be subject to the management of Landlord. Landlord shall have the right to establish, modify and enforce reasonable rules and regulations with respect to the common facilities; to change the areas, locations and arrangement of the common facilities; and to do and perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants and their business invitees. Tenant shall have exclusive use of parking spaces in proportion of the number of floors being leased by Tenant to the total number of occupied floors in the Building. Tenant shall be permitted to place chairs and tables on unpaved area outside the Building to be used by its business invitees.

13. UTILITIES AND SERVICES:

Landlord shall not incur any liability whatsoever should any utility become unavailable from any public utility company or public authority. Landlord shall not, under any circumstances, be liable to Tenant in damages or otherwise for such interruption in service of water, electricity, heating, air-conditioning or other utilities.

14. INDEMNITY:

a. Tenant indemnifies and agrees to hold harmless Landlord against and from any and all claims arising solely and directly from (i) Tenant's use of the Demised Premises, or (ii) the conduct of Tenant's business or (iii) any activity, work or things done, permitted or suffered by Tenant in or about the Demised Premises, Building or elsewhere, and Tenant further indemnifies and agrees to hold harmless Landlord against and from any and all claims arising solely and directly from any beach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising solely and directly from any negligence of Tenant or business invitees, and from and against all costs, reasonable attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, and if any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord.

b. Tenant shall maintain liability insurance on the Demised Premises in a minimum amount of $1,000,000.00 per occurrence and shall name Landlord as an additional insured party during the term of this Lease, and cause Landlord to receive a certificate for the same.

c. Landlord indemnifies and agrees to hold harmless Tenant against and from any and all claims arising solely and directly from (i) Landlord's ownership of the Building, (ii) the conduct of Landlord's business or (iii) any activity, work or things done, permitted or suffered by Landlord in or about the Demised Premises, Building or elsewhere, and Landlord further indemnifies and agrees to hold harmless Tenant against and from any and all claims arising solely and directly from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, or

arising from any negligence of Landlord, its agents, employees, contractors, business invitees or any person or entity acting for Landlord, and from and against all costs, reasonable attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, and if any action or proceeding is brought against Tenant by reason of any such claim, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel satisfactory to Tenant.

15. FIRE OR OTHER CASUALTY

a. If the Building or the Demised Premises shall be damaged by fire, the elements, accident or other casualty, howsoever occurring, to an extent that the same can be restored to the condition existing before the occurrence of such casualty including Tenant Leasehold Improvements within ninety (90) calendar days of the date of the occurrence of such casualty, Landlord shall, at its own cost and expense, repair the same to such prior condition; provided, however, that notwithstanding anything to the contrary herein contained, Landlord or Tenant shall have the option to terminate this Lease if such casualty shall occur within the final six (6) months of the Lease Term. Should Landlord or Tenant give such notice to terminate, the accounts between the parties shall be settled as of the date of the casualty (including return of security deposit, with interest, to Tenant)and all future liability of each party to the other under the terms of this Lease shall cease and terminate as of the date of such notice. During the period of restoration, Base Rent and Additional Rent otherwise due by Tenant shall abate in proportion to the area of the Demised Premises rendered unusable for the operation of Tenant's business.

b. If the Building or the Demised Premises shall be damaged by fire, the elements, accidents or other casualty, howsoever occurring, to an extent that either the Building or the Demised Premises (excluding Tenant Leasehold Improvements) or both cannot be restored to the condition existent immediately before the occurrence of such casualty within ninety (90) calendar days of the date of the occurrence of such casualty, then Landlord or Tenant may terminate this Lease by giving written notice to the other within thirty (30) days of the date of occurrence of such casualty. Should Landlord or Tenant give such notice to terminate, the accounts between the parties shall be settled as of the date of the casualty (including return of security deposit, with interest, to Tenant) and all future liability of each party to the other under the terms of this Lease shall cease and terminate as of the date of such notice. Should Landlord not give such notice, then Landlord shall cause the Demised Premises including Tenant Leasehold Improvements and the Building to be restored to its prior condition and during the restoration period, Base Rent and Additional Rent otherwise due by Tenant shall abate in proportion to the area of the Demised Premises rendered unusable for the operation of Tenant's business.

c. Should a dispute exist as to whether the Building or the Demised Premises can be restored within the aforementioned ninety (90) calendar day period, the decision of Gouck Architects, or its successor, shall be final and conclusive on all parties.

d. Except to the extent hereinbefore provided, Landlord shall not be liable for any damage, compensation or claim by reason of the necessity of repairing the Building or the Demised Premises, the interruption in the use of the Demised Premises, any inconvenience or annoyance arising as a result of such repairs or interruption, or the termination of this Lease by reason of damage to or destruction of the Building or the Demised Premises.

e. Notwithstanding anything in this Lease to the contrary, if Landlord commences restoration of the Demised Premises pursuant to paragraphs 15a or b above but does not complete same within ninety (90) days of the occurrence of the casualty, Tenant may terminate this Lease by written notice to Landlord in which event this Lease shall become null and void, the security deposit, with interest, shall be returned to Tenant and Tenant shall have no further obligations hereunder.

f. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions, or causes of action against each other, their agents, officers, representatives, employees, servants, contractors and invitees for any loss or damage that may occur to the Demised Premises, the Building, improvements or fixtures

therein or thereon, or any personal property within the Building, from any cause whatsoever which is insured against under the terms of an all-risk fire and extended coverage insurance policy, regardless of cause or origin, including the negligence of Landlord or Tenant or their agents, officers, representatives, servants, employees, contractors, or invitees. For purposes of this paragraph, a loss under an insurance policy not paid because it comes within the policy's "deductible" or "co-insurance" provisions is not considered "insured against".

16. CONDEMNATION:

a. If any taking by condemnation, or sale in lieu thereof, pursuant to an exercise of a power of eminent domain occurs with respect to the Demised Premises or any portion of either, which would leave the remainder of the Building or Demised Premises unsuitable for use comparable (economically or otherwise) to its use prior to the Condemnation, in Landlord's or Tenant's reasonable judgment, then Landlord or Tenant may terminate this Lease.

b. Any termination of this Lease pursuant to this paragraph shall be effective upon the earlier of the date title to or possession of the condemned real estate vests in the condemner. All Rent shall be apportioned equitably and paid in full by Tenant to Landlord to that date. In the event of a Condemnation which does not effect a termination of this Lease but does deprive Tenant of the use of a portion of the Demised Premises there shall be an equitable reduction of the Rent, taking into account the period for which and the extent to which the Demised Premises so taken are not reasonably usable for the use set forth in Section 3.

c. All compensation awarded for any Condemnation of the Building or any portion thereof shall be the property of Landlord and Tenant shall have no claim thereto, other than the right to receive any damages which are payable to a Tenant under the Eminent Domain Code. TENANT shall be entitled to award for damages, if any, sustained by Tenant on any Condemnation, from loss of business, or for Condemnation of equipment, fixtures and/or improvements which TENANT, on expiration of the Term, is entitled to remove, and for the value of its unamortized Leasehold Improvements.

d. If this Lease is not terminated as provided above, Landlord shall make such repairs, if any, as are reasonably necessary to restore the part of the Demised Premises not condemned to the tenantable condition. Restoration, if any, shall being promptly after Tenant vacates the part of the Demised Premises condemned and shall be completed with reasonable diligence, subject, however, to delays incident to Force Majeure.

17. INVOLUNTARY TERMINATION:

a. If Tenant shall be adjudicated a bankrupt or insolvent or if a receiver or trustee shall be appointed for its property, or if Tenant shall make an assignment for the benefit of its creditors, or if in any other way Tenant's interest under this Lease shall pass to another by operation of law, Tenant shall be deemed to have breached a material covenant of this Lease and Landlord may reenter the Demised Premises and declare this Lease and the tenancy hereby created terminated.

b. If Tenant violates any material term or covenant of this Lease and fails to cure or commence a cure of such material violation within thirty (30) days after its receipt of written notice of such violation from Landlord, Landlord may terminate the Lease and evict Tenant.

c. Upon termination of this Lease, Tenant agrees to immediately vacate the Demised Premises and agrees that Landlord may exercise all rights under Section 19 if Tenant does not peaceably vacate within thirty (30) days written notice to Tenant.

18. OTHER REMEDIES OF LANDLORD:

a. If Tenant shall violate either (a) the covenant to pay rent and shall fail to comply with said covenant within ten (10) days after receipt of written notice from Landlord that such rent is due and payable to Landlord; or (b) any other covenant except (a) above and shall fail to comply or commence compliance within twenty (20) days of the date of written notice of such violation from Landlord, Landlord may reenter the Demised Premises and declare this Lease and the tenancy hereby created terminated. Landlord shall be entitled to the benefit of all provisions of applicable laws respecting the speedy recovery of lands and tenements held over by a Tenant or proceedings in forcible entry and detainer.

b. Notwithstanding reentry and termination pursuant to Sections 17 and 18a, Tenant shall remain liable for any rent and damages which may be due or sustained prior thereto, all reasonable costs, all reasonable legal and other reasonable professional fees and reasonable expenses incurred by Landlord in leasing the Demised Premises to another Tenant. Landlord shall be obligated to mitigate its damages.

19. AUTHORIZATION OF CONFESSIONS OF JUDGMENT:

CONFESSION OF JUDGMENT AND WAIVER: TENANT HEREBY GRANTS RIGHTS TO CONFESSION OF JUDGMENT AGAINST TENANT FOR EVICTION AND DISPOSSESSION OR AN AMICABLE COURT ACTION FOR THE SAME WHICH SHALL DIRECT THE SHERIFF OF LEHIGH COUNTY OR HIS DEPUTIES TO ENTER AND EVICT TENANT AND TO RESTORE POSSESSION OF THE DEMISED PREMISES AND ANY OTHER PART OF THE BUILDING USED BY TENANT TO LANDLORD.

a. Tenant covenants and agrees that if this Lease shall be terminated following written notices to Tenant in accordance with the Lease (either because of condition broken during the Term of this Lease or any renewal or extension thereof and/or when the Term hereby created or any extension thereof shall have expired) then, and in that event, Landlord may cause a judgment in Ejectment to be entered against Tenant for possession of the Demised Premises, and for that purpose Tenant hereby authorizes and empowers any Prothonotary, Clerk of Court or Attorney for any Court of Record of the Commonwealth of Pennsylvania or elsewhere to appear for Tenant and to confess judgment against Tenant in ejectment for possession of the Demised Premises, and agrees that Landlord may commence an action pursuant to Pennsylvania Rules of Civil Procedure No. 2970 et seq. for the entry of an Order in Ejectment for the Demised Premises and to cause the entry of successive judgments by confession in Ejectment for possession of the Demised Premises.

b. In any procedure or action to enter Judgment by Confession for Ejectment for the possession of the Demised Premises pursuant to the provisions of this Lease, if Landlord shall first cause to be filed in such action or actions an affidavit of the facts constituting the default, such affidavit shall be conclusive evidence of such facts. Landlord shall not be obliged to file the original of this Lease but shall be permitted to file a true copy hereof in such proceedings.

c. **TENANT HEREBY RELEASES TO LANDLORD and to all Attorneys or to any Prothonotary or Clerk of Courts who may appear for Tenant all procedural errors in any procedure or action to enter Judgment by Confession by virtue of the warrants of attorney contained in this Lease, and all liability therefor.**

20. REMEDIES CUMULATIVE:

No reference to any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity.

21. WAIVERS

The failure of Landlord or Tenant to insist upon a strict performance of any covenants of this

Lease or to exercise any option or right herein contained shall not be a waiver or relinquishment for the future of such covenant, right or option, but the same shall remain in full force and effect.

22. BROKER:

Landlord and Tenant each represents and warrants to the other that neither has utilized the services of any real estate broker or other person entitled to fee or commission to secure this Lease. Accordingly, Tenant and Landlord do hereby agree to indemnify and hold the other harmless of and from the claim of any real estate broker or other person or entity claiming fee or commission from the other for representation of the other in connection with the negotiation or execution of this Lease or Tenant's occupancy of the Demised Premises.

23. COMMERCIAL LEASE:

This Lease is a Commercial lease.

24. TIME OF THE ESSENCE:

Time is of the essence with respect to the performance of each of the terms, conditions and covenants under this Lease in which time is a factor.

25. INSPECTION BY LANDLORD:

a. Tenant will permit Landlord, its agents, servants and employees and contractors to enter all parts of the Demised Premises during Tenant's normal business hours after reasonable, prior written notice to inspect the same and to enforce or carry out any provisions of this Lease. Any emergency repairs may be made at any time by Landlord who is given a right of access for the same.

b. If Tenant is at any time hereunder leasing the entire Building, then Landlord shall be deemed a party out of possession and shall be under no duty to inspect, maintain or otherwise view the Demised Premises, and shall perform such maintenance or repair as required by this Lease only when notified by Tenant.

c. During such times as Tenant is the lessee of only a portion of the Building, Landlord shall control the remainder of the Building and keep the same in good order and repair, along with all building systems and common elements, as set forth herein. Tenant shall maintain the areas leased exclusively to it as set forth herein, and as to such areas, Landlord shall be deemed a party out of possession of those areas and shall be under no duty to inspect or maintain said exclusive areas, and shall perform such maintenance or repair as required by this Lease for those areas only when notified by Tenant.

26. RIGHT OF FIRST REFUSAL AND OPTION TO LEASE ADDITIONAL FLOORS:

a. Tenant shall have the option to rent additional unoccupied floors of the Building during the term of this Lease. For a valid exercise of this option, Tenant shall provide Landlord notice of its intent to lease additional space which shall be a continuous floor to existing space or the seventh or eight floor if Tenant chooses to use the space for housing purposes.

b. In addition, Tenant shall have the exclusive first right to lease all remaining vacant floors of the building on a first right of refusal basis. Landlord shall immediately provide Tenant with any letter of intent from a prospective Tenant, broker or agent and inform Tenant of any bonafide third party offer to lease to lease space. Such notice shall include the name, address and principals of the prospective tenant, the proposed lease terms, including but not limited to, rental amount, length of lease, Landlord renovations to be completed and/or work letter or rent credit to tenant for tenant improvements. All such space shall be for not less than a full floor. Tenant shall have twenty (20) business days after receiving the

letter of intent or other document evidencing a prospective tenant's interest in the space to notify Landlord in writing of its to exercise its first right of refusal and intention to lease the floor. If Tenant fails to give notice of its exercise of the its right of first refusal, Landlord may proceed to lease the space on term and conditions not more favorable to the proposed tenant than set forth in the notice to Tenant. Tenant's right of first refusal shall be continual during the Term and shall not expire by reason of Tenant's failure to exercise its right of first refusal one or more times during the Term.

c. In the event that Landlord shall determine to convert or market any unoccupied floors of the Building for rental of individual housing units. Landlord shall give Tenant at least sixty (60) days prior written notice of its intent to use such space and shall identify the floor that Landlord desires to market. Within sixty (60) days of receipt of Landlord's notice of its intent to use such space, Tenant shall notify Landlord in writing of its exercise of its first right of refusal and lease the involved space.

d. All additional space leased by Tenant, whether through exercise of an option to lease additional space or exercise of its right of first refusal for additional space, shall be at the Base Rent per floor and rent credit or Work Letter as set forth on Exhibit "C" attached hereto. Additional Rent shall be as set forth in Paragraph 4b above.

e. Payment of rent shall commence for such additional space one hundred twenty (120) days after Tenant's exercise of its option or exercise of its right of first refusal during which time Tenant shall make such Tenant Improvements to the space as Tenant requires for its use.

27. OPTION TO RENEW LEASE.

a. In consideration of the full and faithful performance by Tenant of all of the terms, covenants and conditions of the within Lease during the period of June 1, 2005 to May 31, 2010, Tenant is hereby granted an option to renew said Lease for a term beginning on June 1, 2010 and terminating on May 31, 2015, upon all of the terms, covenants and conditions, except for Base Rent which shall increase by ten (10%) percent ($16,500 per month for floors 1 to 3 and $6,600 per month for additional floors). For a valid exercise of this option to renew to occur, Tenant shall give Landlord written notice of his exercise of the option on or prior to November 30, 2009.

b. In consideration of the full and faithful performance by Tenant of all of the terms, covenants and conditions of the within Lease during the period of June 1, 2010 to May 31, 2015, Tenant is hereby granted an option to renew said Lease for a term beginning on June 1, 2015 and terminating on May 31, 2020, upon all of the terms, covenants and conditions, except for Base Rent which shall increase by ten (10%) percent over the prior option period($18,150 per month for floors 1 to 3 and $7,260 per month for additional floors). For a valid exercise of this option to renew to occur, Tenant shall give Landlord written notice of his exercise of the option on or prior to November 30, 2014.

c. In consideration of the full and faithful performance by Tenant of all of the terms, covenants and conditions of the within Lease during the period of June 1, 2015 to May 31, 2020, Tenant is hereby granted an option to renew said Lease for a term beginning on June 1, 2020 and terminating on May 31, 2025, upon all of the terms, covenants and conditions, except for Base Rent which shall increase by ten (10%) percent over the prior option period($19,965 per month for floors 1 to 3 and $7,986 per month for additional floors)For a valid exercise of this option to renew to occur, Tenant shall give Landlord written notice of his exercise of the option on or prior to November 30, 2019.

28. OPTION TO PURCHASE BUILDING

a. Tenant shall have the option to purchase the Building for the amount set forth in Exhibit "D" hereto , by providing Landlord notice in writing of its election to exercise the option to purchase the Building at any time during the Term or any extension or renewal. If any part of the Building shall be taken by right of eminent domain, the purchase price set forth shall be reduced by the net proceeds of such taking.

b. In the event the above option is exercised. Landlord shall convey title to Tenant or its designee by Special Warranty Deed subject only to those covenants, restrictions, reservations, liens conditions and easements or other encumbrances, other than any mortgage or assignment, listed on Exhibit "E" hereto, such listing shall not be deemed to revive any encumbrances that have expired or terminated or are otherwise invalid or unenforceable. (the "Permitted Encumbrances")

c. Closing of the sale of the building shall be within sixty (60) days after delivery of the notice by Tenant of its election of the option or exercise of right of first refusal.

d. At Closing, the transfer taxes shall be shared equally by Landlord and Tenant and customary prorations shall be made for rent, real estate taxes, utilities, water and sewer and such other matters as are customarily prorated between buyer and seller.

29. MEMORANDUM OF LEASE

Tenant shall have the right to have a Memorandum of Lease prepared and recorded in the Office of the Recorder of Deeds for Lehigh County, Pennsylvania to evidence the respective interest of Landlord and Tenant in the Demised Premise and Building.

30. APPROVAL BY DEPARTMENT OF EDUCATION

Notwithstanding anything herein contained to the contrary, this Lease and all obligations of Tenant herein, shall be contingent upon approval of occupancy of the Demised Premises by Tenant by the Pennsylvania Department of Education at its May 12, 2005 meeting..

31. LANDLORD'S CERTIFICATION.

Landlord represents and warrants that the Building, other than the eighth floor, is in full compliance with all applicable building codes for its current use, including "ADA" compliance; that there are no uncorrected code violations; that Landlord's architect has reviewed and determined that the Demised Premises are in compliance with all applicable codes for Tenant's intended use and that no modification to the Building is required to the Building to comply with all applicable codes for Tenant's intended use of the Demised Premises.

32. TITLE AND QUIET ENJOYMENT:

The Landlord covenants and represents that the Landlord is the owner of the Building and Demised Premises and has the right and authority to enter into, execute and deliver this Lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants in this Lease, will and may peaceably and quietly have, hold and enjoy the Demised Premises without hindrance or intervention by Landlord or any persons or entities claiming through Landlord for the term of this Lease.

33. EXCLUSIVITY:

a. Landlord agrees that, notwithstanding anything elsewhere in this Lease to the contrary during the Term of this Lease (including any renewal or extension thereof) (the "Restriction Period"), Landlord will not lease, rent or license to or permit to be occupied by any person or entity who provides as any part or portion of its business career college courses (i) any other space in the Building or (ii) any other real property located within a five (5) mile radius of the Building which is owned or leased by Landlord (or an affiliate of Landlord) or to which Landlord (or an affiliate of Landlord) has any other rights

b. Landlord acknowledges that the restrictions and terms in this paragraph 34 are appropriate and reasonably necessary for the protection of Tenant's reasonable interests. It is further agreed by the parties hereto that the loss to Tenant cannot be reasonably or adequately compensated for

by money damages and, further, irreparable injury or damages not adequately compensable by money damages alone will be suffered by Tenant in the event of the Landlord's breach or default of the covenants in this paragraph 34. Consequently, in the event of any such breach or default Landlord hereby agrees that Tenant shall be entitled to equitable relief by way of temporary restraining order, preliminary injunction and/or permanent injunction or otherwise.

c. Further, in any action instituted by Tenant against Landlord for breach or violation of the provisions of this paragraph 33, Landlord shall be responsible and liable for any and all costs, damages and reasonable attorneys' fees incurred by Tenant.

d. If the period of time or area specified in any covenant in this paragraph 34 should be adjudged unreasonable in any court proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by elimination of such portion thereof as deemed unreasonable, so that this covenant may be enforced during such period of time and in such area as is adjudged to be reasonable.

e. The terms of this paragraph 33 and each subparagraph thereof, as well as all other paragraphs of this Lease, shall be considered severable and the invalidity or unenforceability of any part thereof shall not affect the validity or enforceability of the remaining portions or provisions hereof.

34. CONSENTS.

Notwithstanding anything to the contrary contained herein, in the event that Landlord's consent is required pursuant to any provision of this Lease, such consent by Landlord shall not be unreasonably withheld, conditioned or delayed. If Landlord fails to send written denial of said consent to Tenant within thirty (30) days (unless and as otherwise expressly provided in this Lease) of Landlord's receipt of Tenant's written request for such consent, such consent shall be deemed granted by Landlord. If Landlord denies such consent, Landlord must notify Tenant of said denial of consent in writing within said thirty (30) day period, which writing must set forth the reasons for Landlord's denial of said consent.

35. SUCCESSORS and ASSIGNS:

This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective successors and assigns.

36. NEGATION OF PERSONAL LIABILITY:

Notwithstanding anything to the contrary herein contained: Tenant agrees that Landlord shall have no personal liability with respect to any of the provisions of this Lease and Tenant shall look solely to the estate and property of Landlord in the Building of which the Demised Premises forms a part for the satisfaction of Tenant's remedies including without limitation the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed and or performed by Landlord, subject, however, to the prior rights of any holder of any mortgage covering all or part of the Building, and no other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim and in the event Tenant obtains a judgment against Landlord, the judgment docket shall be so noted. The provisions of this Section shall apply only so long as Landlord maintains liability insurance on the Building of not less than $2,000,000 per occurrence. This Section shall inure to the benefit of Landlord's successors and assigns and their respective principals.

37. APPLICABLE LAW/COURTS:

a. This Lease shall be construed under the domestic laws of the Commonwealth of

Pennsylvania

b. Any action arising under this Lease or out of the tenancy herein created shall be commenced and maintained only in either the Court of Common Pleas of Lehigh County, Pennsylvania or the U. S. District Court for the Eastern District of Pennsylvania.

c. Each party hereby consents to personal jurisdiction in said courts for itself and its principals, parent companies, agents or guarantors of its performance.

38. NO MODIFICATION:

This writing is intended by the parties hereto as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations, representations and statements between the parties having been incorporated herein. No course of prior dealing between the parties shall be relevant to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in a course of performance rendered under this or any prior agreement between the parties shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a writing signed by all of the parties hereto or their duly authorized agents.

39. CAPTIONS AND HEADINGS:

Captions and headings contained in this Lease are for convenience only and form no part of this Lease.

40. SEVERABILITY:

If any of the terms, provisions or conditions of this Lease, or any portions thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, provision and condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

41. SUBMISSION/BINDING EFFECT:

a. The submission of this Lease by Landlord to Tenant for examination does not constitute a reservation of or option in favor of Tenant for the leasing of the Demised Premises, and this Lease shall become effective only upon execution by Tenant and by Landlord together with the receipt of deposit money, if any, by Landlord.

b. This Lease is not binding upon Landlord until accepted by it by execution hereof.

42. NOTICES:

All notices under this Lease shall be in writing either personally delivered or sent by receipted overnight courier (e.g. Federal Express) or by U.S. certified mail return receipt requested, and shall be addressed to (a) Tenant at Pennsylvania School of Business at the Demised Premises with a copy to EVCI Career Colleges Holding Corp., 1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701, Attn: Stephen Schwartz, CFO, and to Wiener and Wiener LLP, Suite 400 Commonwealth Building, 512 Hamilton Street, Allentown Pennsylvania 18101, Attn: Stephen W. Wiener, Esq.; and (b) to Landlord c/o Brookside Realty, Inc.,1177 6th Street, Whitehall, PA 18052. Either party may designate, in writing, a substitute address for notices, and thereafter notices shall be directed to such new address.

43. LEASE CONTENTS:

a. This Lease consists of a cover page, pages 1 through 14, inclusive, Exhibits A -D. All of said contents shall be deemed interrelated.

b. The headings hereof are for convenience only and do not form a part hereof, nor are they necessarily descriptive of the paragraphs which follow the same.

IN WITNESS WHEREOF, the parties have hereunto affixed their hands and seals to this Lease as of the day and year above first written, intending to be legally bound hereby.

Brill & Sharma Equities (Landlord)

By: ______________________
Harry Brill

By: ______________________
Rajil Sharma

PENNSYLVANIA SCHOOL OF BUSINESS (Tenant)

By: ______________________
Authorized Signature

Abraham R. Atiyeh, (Atiyeh) current legal owner of the Building does hereby authorize Brill & Sharma Equities to execute the above lease, and agrees to be bound by the terms and conditions hereof, to the extent of his interest in the Building. Upon completion of the sale transaction with Brill and Sharma Equities and complete transfer of Atiyeh's interest in the Building, Atiyeh shall have no liability hereunder.

____
Abraham R. Atiyeh

EXHIBIT "A"

PLANS OF DEMISED PREMISES


FIRST FLOOR PLAN
EXIST CORRIDOR
EXIST BOILER ROOM
EXIST CONC. PATIO
Allentown
Manor


EXIST WALK-IN FREEZER
EXIST WALK-IN COOLER
EXIST OFFICE
EXIST STAIRS
CORRIDOR
EXIST VESTIBULE
LOBBY
PROPOSED LIVING ROOM / LOUNGE
EXIST KITCHEN
SLOP SINK
EXIST RECEPTION
EXIST OFFICE
EXIST ELEVATOR
EXIST ELEVATOR
EXIST ELEVATOR LOBBY
EXIST STAIRS
REMOVE BAR
BRICK HALL FE
RECESSED ELEC PANEL
MATTRESS STATION
PROPOSED DINING ROOM
3,220 SF SEATING SPACE - DINING, LIVING, LOUNGE
PROPOSED MELTING ROOM
N
1
A3
SECOND FLOOR PLAN
SCALE : 1/8" = 1'-0"


DOUBLE ROOM
323 SQ. FT.
HANDICAPPED
DOUBLE ROOM
323 SQ. FT.
REMOVE BAR
FOR HC BATHRM
REMOVE BATH
FOR HC BATHRM
REMOVE GLASS DR.
REPLACE W/ HOLLOW
METAL DR. SEE NOTE #2 (TYP)
EXIST CORRIDOR
FIRE HOSE & FE
FIRE EXT.
EXIST STANDPIPE
EXIST
ELEVATOR
LOBBY
MACH.
EXIST
ELEVATOR
UP
DN
THIN SIZE
BED
20" X 48" MAX
ARMOIRE
DRESSER
N

HANDICAPPED
DOUBLE ROOM
323 SQ. FT.

THIRD FLOOR PLAN (WITH 4 HANDICAPPED UNITS)
ASSISTED LIVING ROOMS

1
A3

SCALE : 1/8" = 1' - 0"

EXHIBIT "B"

WORK LETTER

Tenant shall pay all costs of Tenant improvements for floor 3 through 8. Landlord shall give Tenant a credit of up to $210,000 floor ($35 sq. ft.) to be prorated over 84 months (i.e. if maximum amount is spent by Tenant ($210,000) then the credit would be $2,500 month for 84 months). Tenant shall not be entitled to any reimbursement for unamortized leasehold improvements at the end of the Lease.

The credit shall be based upon the actual costs incurred by Tenant. Construction to be performed by North Star Construction Management, Inc. or other qualified general contractor or construction manager selected by Tenant; provided however that Landlord or an affiliate may at Landlord's option, construct the Tenant improvements upon the same terms and conditions as the construction contract by North Star Construction Management, Inc. or other qualified general contractor or construction manager selected by Tenant or such other terms and conditions as agreed upon by Landlord and Tenant.

EXHIBIT "C"

RENT FOR FLOORS 4-8

Six Thousand ($6,000.00) Dollars per floor per month

EXHIBIT "D"

Purchase Price for Option

Year	1	June 1, 2005 to May 31, 2006	$1,900,000
Year	2	June 1, 2006 to May 31, 2007	$2,000,000
Year	3	June 1, 2007 to May 31, 2008	$2,100,000
Year	2	June 1, 2008 to May 31, 2009	$2,200,000
years	3	June 1, 2009 to May 31, 2010	$2,300,000

Option price to increase by $300,000. if Landlord has completed construction of improvements (i.e. issuance of a Certificate of Occupancy)to the 8th Floor for rental as 11 rental apartment units (anticipated to be leased at a gross rental of at least $1,000. per month).

Option price to be reduced by the balance of the rent credit due Tenant under the Work Letter (Exhibit "B")

EXHIBIT "E"

PERMITTED ENCUMBRANCES

FIRST ADDENDUM
TO LEASE AGREEMENT

Effective this 10th day of May, 2005 by and between Brill & Sharma Equity, L.L.C., equitable owner of the Building as hereinafter defined, hereinafter sometimes referred to as Landlord;

AND

PENNSYLVANIA SCHOOL OF BUSINESS, INC. hereinafter sometimes referred to as Tenant.

WITNESSETH:

WHEREAS, LANDLORD and TENANT did under date of April 14, 2005 enter into an Agreement of Lease (the LEASE) upon terms and conditions as referenced thereto will more fully set forth; and

WHEREAS, the parties hereto do desire to amend the term thereof.

NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. The names of Landlord and Tenant are amended to reflect the proper legal names of Landlord and Tenant.

2. Section 28a of the Lease is amended to read as follows:

28 a. Tenant shall have the option to purchase the Building for the amount set forth in Exhibit "D" hereto, by providing Landlord notice in writing of its election to exercise the option to purchase the Building at any time during the period June 1. 2005 to May 31, 2010. Said dates are for the delivery of the notice to exercise that option election; not the date of closing on the option to purchase. If any part of the Building shall be taken by right of eminent domain, the purchase price set forth shall be reduced by the net proceeds of such taking."

3. All of the terms, covenants and conditions of the aforementioned LEASE not inconsistent herewith, are hereby ratified and confirmed by the parties hereto the same as if set forth herein at length.

IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals on this, the day and year above first written, intending to be legally bound hereby.

Brill & Sharma Equities (Landlord)

By: ______________________________
Harry Brill Managing Member

By: ______________________________
Baldev Raj Sharma, Managing Member

PENNSYLVANIA SCHOOL OF BUSINESS, INC. (Tenant)

By: ______________________________, CFO
Authorized Signature

Abraham R. Atiyeh, (Atiyeh) current legal owner of the Building does hereby authorize Brill & Sharma Equities to execute the above addendum to lease, and agrees to be bound by the terms and conditions hereof, to the extent of his interest in the Building. Upon completion of the sale transaction with Brill and Sharma Equities, L.L.C. and complete transfer of Atiyeh's interest in the Building, Atiyeh shall have no liability hereunder.

____
Abraham R. Atiyeh